Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ONEOK, Inc. (the “Registrant”) for the period ending June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Walter S. Hulse III, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer

July 29, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ONEOK, Inc. and will be retained by ONEOK, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.